Exhibit 21


                                  Subsidiaries

                                   VPGI Corp.
                                   ----------
                                  June 30, 2004

                                      State           Date
 Name                                  of           Acquired/
 ----                             Incorporation      Created      Status
 (100% ownership,                 -------------      -------      ------
 unless otherwise shown)

 uniView Technologies Products
   Group, Inc.                        Texas          08-10-98    Inactive

 uniView Softgen Corporation (61%)    Texas          10-27-99    Inactive

 uniView Asia Limited        (60%)    Hong Kong      06-26-02    Inactive

 Curtis Mathes Corporation            Delaware       11-12-93    Inactive